                                                                    EXHIBIT 1.2

                          DUKE-WEEKS REALTY CORPORATION
                            (AN INDIANA CORPORATION)

                           3,000,000 DEPOSITARY SHARES
        EACH REPRESENTING 1/10 OF A 8.45% SERIES I CUMULATIVE REDEEMABLE
                   PREFERRED SHARE (PAR VALUE $0.01 PER SHARE)
       (LIQUIDATION PREFERENCE EQUIVALENT TO $25.00 PER DEPOSITARY SHARE)


                                 TERMS AGREEMENT


                                                         Dated: January 29, 2001


To: Duke-Weeks Realty Corporation
    600 East 96th Street, Suite 100
    Indianapolis, IN  46240

Attention: Chairman of the Board of Directors

Ladies and Gentlemen:

     We understand that Duke-Weeks Realty Corporation, an Indiana corporation (the "Company"), proposes to issue and sell 3,000,000 depositary shares (the "Depositary Shares") each representing 1/10 of a 8.45% Series I Cumulative Redeemable Preferred Share, par value $0.01 (collectively, the "Series I Preferred Shares"), of the Company (such Depositary Shares being collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase the Initial Securities (as defined in the Underwriting Agreement referred to below) and the Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.

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

                                                                    Number of Shares
                                                                       of Initial
         Underwriter                                            Underwritten Securities
         -----------                                            -----------------------
Merrill Lynch, Pierce, Fenner & Smith                                    892,000
            Incorporated
A.G. Edwards & Sons, Inc.                                                892,000
UBS Warburg LLC                                                          892,000
Dain Rauscher Incorporated                                                36,000
First Union Securities, Inc.                                              36,000
Fleet Securities, Inc.                                                    36,000
Legg Mason Wood Walker, Incorporated                                      36,000
McDonald Investments Inc., A KeyCorp Company                              36,000
Raymond James & Associates, Inc.                                          36,000
The Robinson-Humphrey Company, LLC                                        36,000
Southwest Securities, Inc.                                                36,000
U.S. Bancorp Piper Jaffray Inc.                                           36,000

     The Underwritten Securities shall have the following terms:


Title of securities:                               Depositary Shares each representing 1/10 of a 8.45%
                                                   Series I Cumulative Redeemable Preferred Share (Par
                                                   Value $0.01 Per Share) (Liquidation Preference
                                                   Equivalent to $25.00 Per Depositary Share).

Number of shares:                                  3,000,000

Public offering price per share:                   $25.00, plus accumulated dividends, if any, from the
                                                   date of original issue.

Purchase price per share:                          $24.2125

Number of Option Securities, if any, that          450,000
may be purchased by the Underwriters:

Dividend rate:                                     Cumulative dividends in the amount of 8.45% of the
                                                   liquidation preference per annum (equivalent to
                                                   $2.1125 per annum per Depositary Share); payable
                                                   quarterly on or about the last day of each March,
                                                   June, September and December of each year.


Voting and other rights:                           If distributions on the Series I Preferred Shares are in
                                                   arrears for six or more quarterly periods, whether or
                                                   not consecutive, holders of the Underwritten
                                                   Securities (voting separately as a class with all
                                                   other series of preferred shares upon which like
                                                   voting rights have been conferred and are
                                                   exercisable) will be entitled to vote for the
                                                   election of two additional Directors to serve on the
                                                   Board of Directors of the


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


                                                   Company until all distribution arrearages are paid.

Additional co-managers:                            A.G. Edwards & Sons, Inc., UBS Warburg LLC

Liquidation preference:                            $25.00 per Depositary Share.

Ranking:                                           The Underwritten Securities will rank PARI PASSU
                                                   with any other preferred shares (except the
                                                   Series C Junior Preferred Stock to which the
                                                   Underwritten Securities rank senior) and
                                                   will rank senior to the Common Stock of the
                                                   Company and any other shares of the Company
                                                   ranking junior to the Series I Preferred
                                                   Shares.

Conversion provision:                              The Series I Preferred Shares are not convertible
                                                   or exchangeable for any other property or
                                                   securities of the Company.

Redemption provisions:                             The Depositary Shares may be redeemed, in whole or
                                                   in part at the option of the Company, as of February
                                                   1, 2006, solely from the proceeds of an offering of
                                                   the Company's capital shares, at a redemption price
                                                   of $25.00 per Depositary Share, plus accrued and
                                                   unpaid distributions thereon to the date fixed for
                                                   redemption, without interest.

Sinking fund provisions:                           None

Closing time, date and location:                   February 1, 2001, 10:00 a.m., New York City Time,
                                                   Clifford Chance Rogers & Wells LLP, 200 Park
                                                   Avenue, New York, New York 10166

Other Terms:                                       Sections 3(o) and 5(h) of the Underwriting
                                                   Agreement are inapplicable to this transaction.

     All the provisions contained in the document attached as Annex A hereto entitled "Duke-Weeks Realty Corporation and Duke-Weeks Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities - Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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

     Please accept this offer no later than 5 o'clock P.M. (New York City time) on January 29, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                       Very truly yours,

                                       MERRILL LYNCH & CO.
                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

                                       By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED



                                       By: /s/ Scott G. Eisen
                                           -------------------------------------
                                           For Themselves and as Representatives
                                           of the other named underwriters
                                                Name:
                                                Title:


Accepted:

DUKE-WEEKS REALTY CORPORATION

By: /s/ Dennis D. Oklak
   --------------------------
   Name:
   Title:

DUKE-WEEKS REALTY LIMITED PARTNERSHIP

By: DUKE-WEEKS REALTY CORPORATION
    General Partner

By: /s/ Dennis D. Oklak
   --------------------------
   Name:
   Title:


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